UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2025

SATIVUS TECH CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 #3 Bethesda Metro Center, #700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

(800 608-6432)

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 20th, 2025, our Director & CEO Mr. Shmulik Yannay resigned from the Board & his position as CEO. This was not the result of any disagreements with the Company. On the same day, the Board appointed Mr. Michael Oster to replace Mr. Yannay as a Director and CEO. At the same time the Board additionally appointed Mr. Shaul Trabelsi as a Director and Board Member.

Mr. Michael Oster, 53, is a trained attorney who brings decades of C suite experience at the confluence of technology and investment. He is the CEO of Saffron Tech Ltd., a subsidiary of the Company, and has been partner in several international companies in America and abroad. Mr. Oster holds a BA in both Law and Economics from Bar Ilan University (1996).

Mr. Shaul Trabelsi, 47, has served as lead GTRO at Amdocs, an internationally renowned company. Additionally Mr. Trabelsi was Head of Compensation of Price Waterhouse Coopers CPA (Israel). Mr. Trabelsi holds a BA in Economics (2003) and MBA in Finance from Bar Ilan University (2006).

ITEM 9.01 – EXHIBITS.

   (d) Exhibits.

99.1	Resignation of Shmulik Yannay.
104	Cover Page Interactive Date File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20th, 2025

SATIVUS TECH CORP. /S/ Michael Oster By: Michael Oster, CEO

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